As filed with the Securities and Exchange Commission on October 31, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hercules Offshore, LLC

to be converted to a corporation to be renamed

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-0402575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2950
Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

HERCULES OFFSHORE 2004 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Steven A. Manz

Chief Financial Officer

Hercules Offshore, LLC

11 Greenway Plaza, Suite 2950

Houston, Texas 77046

713-979-9300

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,450,000	(1)	$21.41	(2)	$52,454,500	$6,174
Rights to Purchase Series A Junior Participating Preferred Stock (3)	—		—		—	—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may become issuable under the plan pursuant to the anti-dilution provisions thereof.
(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the common stock reported on Nasdaq National Market on October 28, 2005.
(3)	The rights to purchase Series A Junior Participating Preferred Stock initially will be attached to and trade with the shares of common stock being registered hereby. The value attributed to such rights, if any, is reflected in the offering price of the common stock. Accordingly, no separate registration fee is payable with respect thereto.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Hercules Offshore, LLC, a Delaware limited liability company to be converted into a Delaware corporation named Hercules Offshore, Inc. (the “Company”), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the SEC or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement incorporates by reference the following documents which have been filed by the Company with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 0-51582):

1.	The Company’s prospectus dated October 26, 2005 as filed with the SEC pursuant to Rule 424(b) under the Securities Act; and

2.	The description of the Company’s common stock, par value $0.01 per share (“Common Stock”) (including the rights to purchase Series A Junior Participating Preferred Stock), contained in the Company’s Registration Statement on From 8-A filed on October 21, 2005, as such description may be amended from time to time.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing such documents.

Any statement contained in this Registration Statement, in any amendment to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. The Company’s certificate of incorporation will provide that, to the fullest extent of Delaware law, none of its directors will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Company’s certificate of incorporation and bylaws will authorize indemnification of any person entitled to indemnity under law to the full extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. The Company will maintain, at its expense, an insurance policy that insures its officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

Paragraph 19 of the 2004 Long-Term Incentive Plan provides that the Company shall indemnify and hold harmless any member of the Board or any committee thereof and other individuals, including employees and outside directors, performing services on behalf of the committee, against any liability, cost or expense.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit Number	Description
*2.1	—	Plan of Conversion (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 (Registration No. 126457) (the “Form S-1”).

*4.1	—	Form of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form S-1).

*4.2	—	Form of Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1).

*4.3	—	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Form S-1).

*4.4	—	Form of Rights Agreement between the Company and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.3 to the Form S-1).

*4.5	—	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.4 to the Form S-1).

5	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of Grant Thornton LLP

23.2	—	Consent of Baker Botts L.L.P. (included in exhibit 5)

24	—	Powers of Attorney (included on the signature page of this registration statement).

*	Incorporated by reference as indicated.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 31, 2005.

HERCULES OFFSHORE, LLC

By:	/s/ Randall D. Stilley
Randall D. Stilley
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall D. Stilley, Steven A. Manz and James William Noe, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2005.

Signature	Title
/s/ Randall D. Stilley Randall D. Stilley	Chief Executive Officer and President (Principal Executive Officer)
/s/ Steven A. Manz Steven A. Manz	Chief Financial Officer (Principal Financial Officer and Accounting Officer)
/s/ John T. Reynolds John T. Reynolds	Chairman of the Board
/s/ Thomas R. Bates, Jr. Thomas R. Bates, Jr.	Manager
/s/ J. William Franklin, Jr. J. William Franklin, Jr.	Manager
/s/ Boris Gutin Boris Gutin	Manager
/s/ V. Frank Pottow V. Frank Pottow	Manager
/s/ Steven A. Webster Steven A. Webster	Manager

EXHIBIT INDEX

Exhibit Number	Description
*2.1	—	Plan of Conversion (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 (Registration No. 126457) (the “Form S-1”).

*4.1	—	Form of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form S-1).

*4.2	—	Form of Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1).

*4.3	—	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Form S-1).

*4.4	—	Form of Rights Agreement between the Company and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.3 to the Form S-1).

*4.5	—	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.4 to the Form S-1).

5	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of Grant Thornton LLP

23.2	—	Consent of Baker Botts L.L.P. (included in exhibit 5)

24	—	Powers of Attorney (included on the signature page of this registration statement).

*	Incorporated by reference as indicated.